EXHIBIT 23.2




            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


As independent petroleum engineers, we hereby consent to the incorporation by reference in Registration Statement Nos. 333-114496, 333-121039, and 333-128547 on Form S-3, and Nos. 333-116014 and 333-122716 on Form S-8 of Gasco Energy, Inc. (the "Company") of all references to Netherland, Sewell & Associates, Inc., independent petroleum engineers, and the reports prepared by such independent petroleum engineers appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 3, 2006.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                                /s/ G. Lance Binder
                                           By:  ________________________
                                                G. Lance Binder
                                                Executive Vice President


Dallas, Texas
March 2, 2006